SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          Date of Report: May 25, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




           Delaware                                    52-1555759
        (State of Incorporation)                     (I.R.S. Employer
           Identification No.)



              35 West Watkins Mill Road, Gaithersburg, MD 20878
              (Address of principal executive office (Zip Code)


      Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.

MEDIMMUNE, INC.
Current Report on Form 8-K

ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated May 21, 1999:

http://www.medimmune.com

FOR IMMEDIATE RELEASE

Contacts:
Mark E. Kaufmann                 William C. Roberts
Director, Planning and Analysis  Investor and Media Relations
MedImmune, Inc.                  MedImmune, Inc.
301-417-0770 x321                301-417-0770 x358
http://www.medimmune.com


MedImmune to Redeem $60 Million of 7 Percent Convertible Subordinated Notes Due 2003

Gaithersburg, MD, May 21, 1999 -- MedImmune, Inc. (Nasdaq: MEDI) today announced that it will call for redemption its outstanding 7 percent Convertible Subordinated Notes due 2003. The Notes are convertible into MedImmune common stock at $9.84 per share (equivalent to 101.626 shares for each $1,000 principal amount). Unless previously converted, all outstanding Notes, with a total principal amount of $60 million, will be redeemed on July 7, 1999.

Norwest Bank Minnesota, N.A. will send to registered holders of the Notes Letters of Transmittal by which holders can elect to convert their Notes or submit them for redemption. Holders have until July 6, 1999 to submit Notes to Norwest for conversion. Holders submitting Notes for conversion prior to July 1, 1999 will not be entitled to the July 1 interest payment. Those converting after July 1 will receive the July 1 interest payment but are not entitled to further interest payments. Holders who do not convert by July 6, 1999 will receive the redemption price of $1,041.36 per $1,000 principal amount.

Conversion or redemption of the Notes will result in interest expense savings to MedImmune of approximately $16.8 million over the remaining life of the

Notes. Assuming full conversion, the Company's long-term debt would be reduced and shareholders' equity would increase by approximately $60 million. Diluted shares outstanding at March 31, 1999 of 65.5 million already reflect shares into which the Notes are convertible.

MedImmune, located in Gaithersburg, Maryland, is a biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. MedImmune markets three products through its hospital-based sales force and has five new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.
                                    ####




(REGISTRANT)      MEDIMMUNE, INC.



BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer
(DATE)            May 25, 1999